Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Extraction Oil & Gas, Inc. of our report dated February 21, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Extraction Oil & Gas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018.
/s/ PricewaterhouseCoopers LLP

Denver, Colorado
August 1, 2019